Exhibit 99.1

Opiant Pharmaceuticals Statement on U.S. District Court Decision

SANTA MONICA, Calif., June 5, 2020 – Today, the U.S. District Court for the District of New Jersey entered a decision in the patent litigation regarding NARCAN® (naloxone HCl) Nasal Spray 4mg/spray product. The Court ruled in favor of the Defendants, Teva Pharmaceuticals Industries Ltd. Opiant’s commercial partner Emergent BioSolutions, intends to appeal the decision to the Court of Appeals for the Federal Circuit.

“While we are disappointed by the decision today, we are mindful of the important role NARCAN® Nasal Spray plays across the United States in helping our communities save lives from opioid overdose,” said Roger Crystal, M.D., President and Chief Executive Officer of Opiant. “With our pipeline and strong financial position, we remain committed to develop best-in-class medicines for addiction and overdose.”

About Opiant Pharmaceuticals, Inc.
Opiant Pharmaceuticals, Inc., the company that developed NARCAN® Nasal Spray, is building a leading franchise of new medicines to combat addictions and drug overdose.
For more information visit: www.opiant.com.

Investor Relations Contacts:

Ben Atkins
VP of Corporate Communications and Investor Relations
Batkins@opiant.com
(310) 598-5410

Dan Ferry
Managing Director
LifeSci Advisors, LLC
Daniel@lifesciadvisors.com
(617) 430-7576